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                                   EXHIBIT 99





                                  NEWS RELEASE

RELEASE DATE:        MARCH 23, 2004
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RELEASE TIME:        4:30 P.M.
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                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (NASDAQ: CAFI) today announced a quarterly cash dividend of 14.5 cents per share. The dividend was declared March 23, 2004 for shareholders of record on April 6, 2004 and is payable on April 16, 2004.

Camco's CEO & President, Richard C. Baylor, commented, "We are pleased to continue a strong quarterly cash dividend to our shareholders which represents a 3.43% yield based on our current market price. We remain committed to enhancing shareholder value at every opportunity."

Camco Financial Corporation, with assets of $1.04 billion, is headquartered in Cambridge, Ohio. Camco and its wholly owned subsidiaries, including Advantage Bank, offer community banking, mortgage banking, internet banking and title services from 32 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site: www.camcofinancial.com.
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